Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. COMPLETES $18.0 MILLION OFFERING OF SERIES B PREFERRED STOCK AND WARRANTS

Virginia Beach, VA – September 18, 2014 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a company specializing in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties, has completed its previously announced public offering of Series B Convertible Preferred Stock (“Preferred Stock”) and Warrants to purchase common stock (the “Warrants”). The financing closed on September 17, 2014, and generated gross proceeds of $18.0 million.

Jon S. Wheeler, Chairman and Chief Executive Officer commented, “With the success of this offering and the additional liquidity, we expect to take advantage of the ample opportunities that exist to acquire properties in the secondary and tertiary markets. Our focus remains acquiring ‘necessity-based’ shopping centers at below replacement costs, under favorable terms that will produce steady revenue and add value to the Company. We would like to thank all those that participated in the offering and appreciate our shareholders’ ongoing support.”

The Company intends to use a portion of the net proceeds from the offering to acquire the properties as described in the prospectus related to this offering which is available through the SEC’s website at www.sec.gov. The Company will use the remaining proceeds towards future acquisitions and general working capital.

The Preferred Stock and Warrants trade on the Nasdaq Capital Market under the symbols “WHLRP” and “WHLRW”, respectively.

Maxim Group LLC and Newbridge Securities Corporation acted as joint book-running managers of the offering. National Securities Corporation and MLV & Co. were the lead managers with Capitol Securities Management, Inc. and I-Bankers Securities, Inc. acting as the co-managers of the offering.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Wheeler Real Estate Investment Trust Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. specializes in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties. Wheeler’s portfolio contains strategically selected properties, primarily leased by nationally and regionally recognized retailers of consumer goods and located in the Northeast, Mid-Atlantic, Southeast and Southwest regions of the United States.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-looking statement

This press release includes forward-looking statements regarding the financing plans of the Company, including statements related to Wheeler's offering of Preferred Stock and Warrants. Any statement describing the Company’s expectations, financial or other projections is a forward-looking statement and should be considered an at-risk statement. Specifically, statements herein relating to the Company’s contemplated and other potential future property acquisitions are forward-looking statements. Such statements are subject to certain risks and uncertainties. Wheeler’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on its knowledge and understanding of the business and industry. As a result, investors are cautioned not to rely on these forward-looking statements. These and other risks concerning Wheeler are described in additional detail in the Company’s annual report on Form 10-K for the year ended December 31, 2013, which is on file with the SEC. Copies of these and other documents are available from the Company.

CONTACT: -OR-	INVESTOR RELATIONS:

Wheeler Real Estate Investment Trust Inc.	The Equity Group Inc.

Robin Hanisch	Terry Downs

Corporate Secretary	Associate

(757) 627-9088	(212)836-9615

robin@whlr.us	tdowns@equityny.com

Laura Nguyen	Adam Prior

Director of Marketing	Senior Vice-President

(757) 627-9088	(212)836-9606

lnguyen@whlr.us	aprior@equityny.com